Exhibit 99.1

Vista Gold Highlights Mt Todd Milestones and Announces Third Quarter 2025 Financial Results

Denver, Colorado, November 12, 2025 – Vista Gold Corp. (NYSE American and TSX: VGZ) today announced its unaudited financial results for the quarter ended September 30, 2025, with cash totaling $13.7 million at quarter-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO of Vista, said, “In the third quarter, Vista completed a feasibility study for Mt Todd that presents a fresh vision for the project as a 15,000 tonne per day operation – one that prioritizes lower initial capital costs and higher ore grades. It also incorporates proven Australian design and operating practices that reduce risk, simplify construction, and support long-term operational success over a 30-year mine life.

“The 2025 Feasibility Study confirms the substantial intrinsic value of the Mt Todd gold project at conservative long-term gold prices, yielding after-tax NPV5% of $1.1 billion, IRR of 27.8%, and a 2.7 year payback period at a $2,500 per ounce gold price.

“Today, with much higher gold prices and growing investor interest, Mt Todd is positioned as a premier development opportunity. Its strong project economics, favorable jurisdiction, permitting status, and existing infrastructure make it well-suited for near-term development. We are confident that this is the right market environment in which to advance Mt Todd.”

Mr. Earnest concluded, “We are pursuing modifications to existing permits and completing technical work in advance of a decision to commence detailed engineering. We continue to prioritize the efficient use of our cash as we execute our corporate strategy to create long-term value for our shareholders.”

For more information on the 2025 Feasibility Study, please refer to the technical report summary entitled “S-K 1300 Technical Report Summary – Mt Todd Gold Project – 15 ktpd Feasibility Study – Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, available at www.sec.gov or, for Canadian purposes, the technical report entitled “NI 43-101 Technical Report – Mt Todd Gold Project – 15 ktpd Feasibility Study – Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, under Vista’s profile at www.sedarplus.ca. In addition to these reports, refer to the Company’s news release dated July 29, 2025.

The scientific and technical information contained in this news release has been reviewed and approved by Maria Vallejo, P.Eng., FAusIMM, of P&G Consulting Services LLC, independent technical consultant, previously Vista’s Director of Projects and Technical Services, and designated Qualified Person as defined by S-K 1300 and NI 43-101.

Summary of Financial Results

Vista reported a consolidated net loss of $0.7 million, or $0.01 per common share, for the quarter ended September 30, 2025, compared to consolidated net loss of $1.6 million, or $0.01 per common share, for the quarter ended September 30, 2024. The third quarter of 2025 benefited from receipt of approximately $1.3 million related to the Company’s recovery of certain tax amounts paid in connection with the 2020 sale of the Los Reyes gold project in Mexico.

Cash and cash equivalents totaled $13.7 million at September 30, 2025, compared to $16.9 million at December 31, 2024. The Company continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the quarter ended September 30, 2025 and to discuss corporate and project activities is scheduled for November 13, 2025 at 12:30 p.m. MST (2:30 p.m. EST).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 88073

This call will be archived and available at www.vistagold.com after November 13, 2025. An audio replay will also be available through November 27, 2025 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 88073#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, a leading development-stage gold deposit located in the Tier-1 mining jurisdiction of Northern Territory, Australia. The Project offers strong project economics, significant initial production, expansion potential, development optionality, exploration upside, advanced local infrastructure, and broad community support.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to statements regarding such things as the Company’s Mt Todd milestones and results; the Company’s financial results as at September 30, 2025; the Company’s belief that the Mt Todd project offers strong project economics, significant initial production, expansion potential, development optionality, exploration upside, advanced local infrastructure, and broad community support and statements related to the Company’s strategy. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resources and mineral reserves estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release or elsewhere, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2025, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.